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Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Second Quarter 2018 Results

Fairfax, VA, August 6, 2018 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and six months ended June 30, 2018.

Three Months Ended June 30, 2018 Results

▪	Net Income was $16.8 million compared to a Net Loss of $10.5 million in 2017

▪	Adjusted Net Income(1) was $13.4 million compared to Adjusted Net Income of $3.6 million in 2017

▪	Net Package RevPAR decreased 1.8% over 2017 to $203.23, driven by a decrease in Net Package ADR of 4.1% and partially offset by Occupancy growth of 190 basis points

▪	Owned Resort EBITDA increased 1.9% over 2017 to $50.0 million

▪	Owned Resort EBITDA Margin decreased 0.5% over 2017 to 35.2%

▪	Adjusted EBITDA increased 0.7% over 2017 to $41.3 million

Six Months Ended June 30, 2018 Results

▪	Net Income was $38.6 million compared to $17.1 million in 2017

▪	Adjusted Net Income(1) was $48.5 million compared to $37.2 million in 2017

▪	Net Package RevPAR decreased 0.7% over the comparable 2017 period to $237.08, driven by a decrease in Net Package ADR of 1.8% and partially offset by Occupancy growth of 90 basis points

▪	Owned Resort EBITDA increased 0.9% over the comparable 2017 period to $132.5 million

▪	Owned Resort EBITDA Margin decreased 0.5% over the comparable 2017 period to 42.1%

▪	Adjusted EBITDA increased 0.3% over the comparable 2017 period to $115.9 million

(1)	Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations.

“We are very excited about the Sagicor transaction which we completed in June and we are happy to welcome those resorts and their significant base of earnings and brand affiliations to Playa's portfolio. While only including one-month of contribution to our Second Quarter results, the portfolio is performing above our initial expectations and this is before implementing many of the value-enhancing initiatives we've identified. We are very encouraged by these early results and look forward to further enhancing value at these excellent resorts.”
– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Recent Developments

▪
On June 1, 2018 we completed a business combination with certain companies affiliated with Sagicor Group Jamaica Limited (collectively, “Sagicor”), whereby Sagicor contributed to Playa a portfolio of five all-inclusive resorts and two adjacent oceanfront developable land sites located on the desirable North Coast of Jamaica. The portfolio includes four existing resorts including the 495-room Hilton Rose Hall Resort & Spa, the 268-room Jewel Runaway Bay Beach & Golf Resort, the 250-room Jewel Dunn’s River Beach Resort and the 225-room Jewel Paradise Cove Beach Resort & Spa. It also includes an 88-room hotel tower and spa, two developable land sites with a potential density of up to 700 rooms and a hotel management contract for the Jewel Grande Montego Bay. The existing assets were previously managed by an external third-party operator but Playa assumed management of the assets on the closing of the transaction. Consideration for such assets, which was subject to certain post-closing adjustments, was comprised of 20,000,000 shares of Playa’s common stock and $93.1 million in net cash. In addition, two individuals nominated by Sagicor joined Playa’s Board of Directors upon the consummation of the transaction.

▪
On June 7, 2018 we entered into the Second Amendment (the “Amendment”) to our Amended & Restated Credit Agreement dated as of April 27, 2017 (the “Existing Credit Agreement”). The Amendment amended the Existing Credit Agreement to, among other things (i) effect an incremental term loan facility of $100.0 million (the “Incremental Term Loan” and, together with the existing terms loans that were in effect prior to the amendment, the “Term Loan”) pursuant to the exercise of our option to request incremental loans under the Existing Credit Agreement and (ii) decrease the interest rate applicable to the Term Loan by 0.50% to, at our option, at either a base rate plus a margin of 1.75% or LIBOR plus a margin of 2.75%. Other terms set forth in the Existing Credit Agreement, including those disclosed in our Annual Report on Form 10-K filed on March 1, 2018, were not effected by the Amendment.

Financial and Operating Results

The following table sets forth information with respect to our Occupancy, Net Package ADR, Net Package RevPAR, Total Net Revenue, Owned Resort EBITDA, Corporate Expenses, and Adjusted EBITDA for the three and six months ended June 30, 2018 and 2017 for our portfolio (in thousands):
Total Portfolio

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change		2018	2017	Change
Occupancy	83.8%	81.9%	1.9	pts	85.6%	84.7%	0.9	pts
Net Package ADR	$242.43	$252.68	(4.1)%		$276.86	$281.94	(1.8)%
Net Package RevPAR	$203.23	$207.04	(1.8)%		$237.08	$238.71	(0.7)%
Total Net Revenue (1)	$141,753	$137,415	3.2%		$314,905	$307,925	2.3%
Owned Resort Revenue (2)	$141,707	$137,413	3.1%		$314,211	$307,923	2.0%
Owned Resort EBITDA (3)	$49,951	$49,020	1.9%		$132,534	$131,302	0.9%
Owned Resort EBITDA Margin	35.2%	35.7%	(0.5	)pts	42.2%	42.6%	(0.4	)pts
Corporate Expenses	$8,689	$8,001	8.6%		$17,009	$15,810	7.6%
Management Fee Revenue	$55	$—	100.0%		$351	$—	100.0%
Adjusted EBITDA (4)	$41,317	$41,019	0.7%		$115,876	$115,492	0.3%
Adjusted EBITDA Margin	29.1%	29.9%	(0.8	)pts	36.8%	37.5%	(0.7	)pts
Comparable Portfolio

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change		2018	2017	Change
Occupancy	83.4%	81.9%	1.5	pts	85.5%	84.7%	0.8	pts
Net Package ADR	$244.55	$252.68	(3.2)%		$279.09	$281.94	(1.0)%
Net Package RevPAR	$203.86	$207.04	(1.5)%		$238.49	$238.71	(0.1)%
Total Net Revenue (1)	$133,817	$137,415	(2.6)%		$306,969	$307,925	(0.3)%
Owned Resort Revenue (2)	$133,771	$137,413	(2.7)%		$306,275	$307,923	(0.5)%
Owned Resort EBITDA (3)	$47,166	$49,020	(3.8	) %	$129,748	$131,302	(1.2)%
Owned Resort EBITDA Margin	35.3%	35.7%	(0.4	)pts	42.4%	42.6%	(0.2	)pts
Corporate Expenses	$8,689	$8,001	8.6%		$17,009	$15,810	7.6%
Management Fee Revenue	$55	$—	100.0%		$351	$—	100.0%
Adjusted EBITDA (4)	$38,530	$41,019	(6.1	) %	$113,091	$115,492	(2.1)%
Adjusted EBITDA Margin	28.8%	29.9%	(1.1	)pts	36.8%	37.5%	(0.7	)pts

(1)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(2)	Owned Resort Revenue excludes Management Fee Revenue, Jamaica delayed opening accrual reversal and MICE (meetings, incentives, conventions and events) income.

(3)
A description of how we compute Owned Resort EBITDA and a reconciliation of Net Income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

Balance Sheet

As of June 30, 2018, the Company held $145.9 million in cash and cash equivalents. Total interest-bearing debt was $1.0 billion, comprised fully of Term Loan B secured debt due 2024. As of June 30, 2018, there were no amounts outstanding on the Company’s $100.0 million Revolving Credit Facility.
We have spent $88.9 million thus far on the development of our 750-room Hyatt Ziva and Zilara in Cap Cana, Dominican Republic, including purchasing the land. Adjusted net debt excluding cash and the spending on Hyatt Ziva and Zilara in Cap Cana is $766.8 million.
Guidance

The Company's previously announced annual guidance for 2018 remains unchanged. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company expects Adjusted EBITDA for the full year 2018 to be as follows:

	Low End	High End
Adjusted EBITDA	$179.0 million	$185.0 million

Earnings Call

The Company will host a conference call to discuss its second quarter results on Tuesday, August 7, 2018 at 9:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (833) 683-7154 for domestic participants and (409) 983-9744 for international participants. The conference ID number is 7453898. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Tuesday, August 7, 2018. This replay will run through Tuesday, August 21, 2018. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 20 resorts (7,769 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancun, Hyatt Ziva Cancun, Panama Jack Resorts Cancun, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort, Jewel Runaway Bay Beach & Golf Resort and Jewel Paradise Cove Beach Resort & Spa. Playa also owns five resorts in Mexico and the Dominican Republic that are managed by a third party. Playa manages two resorts for third party owners, the Sanctuary Cap Cana, in the Dominican Republic, and the Jewel Grande Montego Bay, in Jamaica.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on March 1, 2018, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties for a period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Package Revenue, Net Non-package Revenue, Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other then Net Package Revenue, net of compulsory tips paid to employees in Mexico and Jamaica. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.

“Net Revenue” represents Net Package Revenue and Net Non-Package Revenue. Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.

“Management Fee Revenue” is derived from fees earned for managing hotels owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of resort revenue, and an incentive fee, which is computed as a percentage of resort profitability. Management Fee Revenue was immaterial to our operations for the six months ended June 30, 2018, but we expect Management Fee Revenue to be a more relevant indicator to assess the overall performance of our business in the future as we enter into more management contracts.

“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue for the six months ended June 30, 2018 and Net Package Revenue and Net Non-package Revenue for the six months ended June 30, 2017. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on Operating (loss) income or Net income (loss).

The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue and Management Fee Revenue to total revenue for the three and six months ended June 30, 2018 and 2017:
Total Portfolio

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	($ in thousands)
Net Package Revenue
Comparable Net Package Revenue	$113,721	$115,469	$264,611	$265,092
Non-comparable Net Package Revenue	6,944	—	6,944	—
Net Package Revenue	120,665	115,469	271,555	265,092

Net Non-package Revenue
Comparable Net Non-package Revenue	20,041	21,946	42,007	42,833
Non-comparable Net Non-package Revenue	992	—	992	—
Net Non-package Revenue	21,033	21,946	42,999	42,833

Management Fee Revenue
Comparable Management Fee Revenue	55	—	351	—
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	55	—	351	—

Net Revenue:
Comparable Net Revenue	133,817	137,415	306,969	307,925
Non-comparable Net Revenue	7,936	—	7,936	—
Total Net Revenue	141,753	137,415	314,905	307,925
Plus: compulsory tips	3,741	3,183	7,392	6,740
Cost reimbursements	78	—	122	—
Total revenue	$145,572	$140,598	$322,419	$314,665
EBITDA, Adjusted EBITDA and Owned Resort EBITDA
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

•	Other expense, net

•	Impairment loss

•	Pre-opening expense

•	Transaction expenses

•	Severance expense

•	Other tax expense

•	Gain on property damage insurance proceeds

•	Share-based compensation

•	Loss on extinguishment of debt

•	Non-service cost components of net periodic pension cost (benefit)

•
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; and Jamaica delayed opening accrual reversals.

We define Owned Resort EBITDA as Adjusted EBITDA before corporate expenses and management fee income.
We believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense, net), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time.

The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.

EBITDA, Adjusted EBITDA and Owned Resort EBITDA are not a substitute for net income (loss) or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, EBITDA, Adjusted EBITDA, and Owned Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Adjusted Net Income
“Adjusted Net Income” is a non-GAAP performance measure. We define Adjusted Net Income as net income attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net Income provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net Income is not a substitute for net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net Income. For example, other companies in our industry may define Adjusted Net Income differently than we do. As a result, it may be difficult to use Adjusted Net Income or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net Income should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, comparable Total Net Revenue, comparable Net Package Revenue and comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period. For the three and six months ended June 30, 2018, our non-comparable resorts were: Hilton Rose Hall Resort & Spa, Jewel Runaway Bay Beach & Golf Resort, Jewel Dunn’s River Beach Resort, and Jewel Paradise Cove Beach Resort & Spa, which were acquired on June 1, 2018.

For a reconciliation of net income to Comparable Adjusted EBITDA as computed under U.S. GAAP, see “Non-U.S. GAAP Financial Measures.” For a reconciliation of comparable net package revenue, comparable net non-package revenue, comparable management fee revenue and comparable total net revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net income (loss) to EBITDA, Adjusted EBITDA and Owned Resort EBITDA for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$16,821	$(10,530)	$38,638	$17,109
Interest expense	5,632	14,073	27,514	28,088
Income tax (benefit) provision	(3,356)	6,291	6,227	19,879
Depreciation and amortization	15,882	13,875	31,571	26,285
EBITDA	34,979	23,709	103,950	91,361
Other (income) expense, net (a)	(378)	239	1,446	1,313
Share-based compensation	2,104	960	3,890	960
Loss on extinguishment of debt	—	12,526	—	12,526
Transaction expense (b)	3,887	3,300	6,231	9,300
Severance expense	—	442	—	442
Other tax expense (c)	427	247	858	423
Jamaica delayed opening accrual reversal (d)	—	(111)	(342)	(111)
Non-service cost components of net periodic pension benefit (cost) (e)	298	(293)	(157)	(722)
Adjusted EBITDA	41,317	41,019	115,876	115,492
Corporate expenses	8,689	8,001	17,009	15,810
Management fee income	(55)	—	(351)	—
Owned Resort EBITDA	49,951	49,020	132,534	131,302
Less: Non-comparable Adjusted Resort EBITDA(f)	2,785	—	2,785	—
Comparable Adjusted Resort EBITDA	$47,166	$49,020	$129,749	$131,302

(a)	Represents changes in foreign exchange and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Pace in 2017; the redesign and build-out of our internal controls and strategic initiatives, such as possible expansion into new markets.

(c)
Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision we eliminate from our calculation of EBITDA.

(d)
Represents a reversal on an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed opening of Hyatt Ziva and Hyatt Zilara Rose Hall. This reversal concluded in the first quarter of 2018.

(e)
Represents the non-service cost components of net periodic pension benefit (cost) recorded within other (income) expense, net in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). Previously, these expenses were presented within direct expense. We include these benefits (costs) for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.

(f)	Adjusted EBITDA for Sagicor Hotels.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net income (loss) to Adjusted Net Income for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$16,821	$(10,530)	$38,638	$17,109
Reconciling items
Transaction expense (a)	3,887	3,300	6,231	9,300
Loss on extinguishment of debt (b)	—	12,526	—	12,526
Change in fair value of interest rate swaps (c)	(7,273)	—	3,687	—
Total reconciling items before tax	(3,386)	15,826	9,918	21,826
Income tax provision for reconciling items	(58)	(1,698)	(58)	(1,698)
Total reconciling items after tax	(3,444)	14,128	9,860	20,128
Adjusted net income	$13,377	$3,598	$48,498	$37,237
The following table presents the impact of Adjusted Net Income on our net income available to ordinary shareholders and diluted earnings per share for the three and six months ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net income (loss) available to ordinary shareholders	$16,821	$(11,409)	$38,638	$8,308
Total reconciling items after tax	(3,444)	14,128	9,860	20,128
Adjusted net income available to ordinary shareholders	$13,377	$2,719	$48,498	$28,436

Earnings (losses) per share - Diluted	$0.14	$(0.11)	$0.34	$0.08
Total reconciling items impact per diluted share	(0.03)	0.14	0.09	0.24
Allocation of reconciling items to preferred shareholders impact per diluted share (d)	—	—	—	(0.04)
Adjusted earnings per share - Diluted	$0.11	$0.03	$0.43	$0.28

(a)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Pace in 2017; the redesign and build-out of our internal controls and strategic initiatives, such as possible expansion into new markets.

(b)	Represents the loss on extinguishment from the refinancing of our Term Loan on April 27, 2017.

(c)
Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations and Comprehensive Income (Loss).

(d)	Represents the net impact per diluted share resulting from the allocation of adjusted net income to preferred shareholders.

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of June 30,	As of December 31,
	2018	2017
ASSETS
Cash and cash equivalents	$145,864	$117,229
Trade and other receivables, net	54,201	51,527
Accounts receivable from related parties	3,090	1,495
Inventories	15,306	11,309
Prepayments and other assets	36,227	34,066
Property, plant and equipment, net	1,784,667	1,466,326
Investments	936	990
Goodwill	79,028	51,731
Other intangible assets	4,785	2,087
Deferred tax assets	1,063	1,063
Total assets	$2,125,167	$1,737,823
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	136,814	139,528
Payables to related parties	3,750	2,966
Income tax payable	1,867	1,090
Debt	993,741	898,215
Derivative financial instruments	3,720	—
Other liabilities	22,027	19,394
Deferred tax liabilities	105,834	77,081
Total liabilities	$1,267,753	$1,138,274
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 130,486,360 and 110,305,064 shares issued and 130,478,993 and 110,297,697 shares outstanding as of June 30, 2018 and December 31, 2017, respectively)	14,160	11,803
Treasury shares (at cost, 7,367 shares as of June 30, 2018 and December 31, 2017)	(80)	(80)
Paid-in capital	990,127	773,194
Accumulated other comprehensive loss	(3,889)	(3,826)
Accumulated deficit	(142,904)	(181,542)
Total shareholders' equity	857,414	599,549
Total liabilities and shareholders' equity	$2,125,167	$1,737,823

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
($ in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
Package	$124,286	$118,453	$278,994	$271,409
Non-package	21,153	22,145	42,952	43,256
Management fees	55	—	351	—
Cost reimbursements	78	—	122	—
Total revenue	145,572	140,598	322,419	314,665
Direct and selling, general and administrative expenses:
Direct	78,113	79,083	159,169	155,760
Selling, general and administrative	32,780	25,041	59,253	53,705
Depreciation and amortization	15,882	13,875	31,571	26,285
Gain on insurance proceeds	—	—	(1,521)	—
Reimbursed costs	78	—	122	—
Direct and selling, general and administrative expenses	126,853	117,999	248,594	235,750
Operating income	18,719	22,599	73,825	78,915
Interest expense	(5,632)	(14,073)	(27,514)	(28,088)
Loss on extinguishment of debt	—	(12,526)	—	(12,526)
Other income (expense)	378	(239)	(1,446)	(1,313)
Net income (loss) before tax	13,465	(4,239)	44,865	36,988
Income tax benefit (provision)	3,356	(6,291)	(6,227)	(19,879)
Net income (loss)	16,821	(10,530)	38,638	17,109
Other comprehensive income (loss), net of taxes:
Benefit obligation gain (loss)	18	29	(63)	(42)
Other comprehensive income (loss)	18	29	(63)	(42)
Total comprehensive income (loss)	$16,839	$(10,501)	$38,575	$17,067
Dividends of cumulative redeemable preferred shares	—	—	—	(7,922)
Non-cash dividend to warrant holders	—	(879)	—	(879)
Net income (loss) available to ordinary shareholders	$16,821	$(11,409)	$38,638	$8,308
Earnings (losses) per share - Basic	$0.14	$(0.11)	$0.34	$0.08
Earnings (losses) per share - Diluted	$0.14	$(0.11)	$0.34	$0.08
Weighted average number of shares outstanding during the period - Basic	116,987,887	104,064,220	113,685,219	83,275,443
Weighted average number of shares outstanding during the period - Diluted	117,325,223	104,064,220	113,981,763	83,289,884

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of June 30, 2018
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	3.8	$0.0	0.5%	$0.5
Term loan (2)	Apr-24	5.8	1,001.6	5.4%	36.0
Senior notes			—	—%	12.7
Total debt			$1,001.6	5.4%	$49.2
Less: cash and cash equivalents (3)			145.9
Net debt (Face)			$855.7
Less: Cap Cana Spending			88.9
Adjusted Net debt			$766.8

(1)
As of June 30, 2018, the total borrowing capacity under our revolving credit facility was $100.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of June 30, 2018, the commitment fee on undrawn balances of our revolving credit facility is 0.5%.

(2)
The interest rate on our term loan is L+275 bps with a LIBOR floor of 1%. The interest rate was 4.8% as of June 30, 2018, which includes the LIBOR rate that was locked in on June 29, 2018 for the 1-month period of June 29, 2018 to July 31, 2018. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.

(3)	Based on cash balances on hand as of June 30, 2018.

(4)	Represents last twelve months interest expense and commitment fee and does not include amortization on deferred financing costs or the discount / premium on debt.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended June 30, 2018 and 2017

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Total Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatàn Peninsula	2,708	86.2%	88.7%	(2.5	)pts	$263.11	$272.45	(3.4)%	$226.91	$241.66	(6.1)%	$63,667	$68,927	(7.6)%	$25,726	$29,176	(11.8)%	40.4%	42.3%	(1.9	)pts
Pacific Coast	926	76.6%	73.4%	3.2	pts	$258.38	$301.17	(14.2)%	$197.98	$221.15	(10.5)%	19,815	23,073	(14.1)%	6,550	9,212	(28.9)%	33.1%	39.9%	(6.8	)pts
Dominican Republic	1,876	85.4%	82.2%	3.2	pts	$175.98	$180.64	(2.6)%	$150.31	$148.46	1.2%	31,496	30,938	1.8%	9,586	8,364	14.6%	30.4%	27.0%	3.4	pts
Jamaica	1,946	81.1%	64.4%	16.7	pts	$299.40	$329.47	(9.1)%	$242.68	$212.05	14.4%	26,729	14,475	84.7%	8,089	2,268	256.7%	30.3%	15.7%	14.6	pts
Total Portfolio	7,456	83.8%	81.9%	1.9	pts	$242.43	$252.68	(4.1)%	$203.23	$207.04	(1.8)%	$141,707	$137,413	3.1%	$49,951	$49,020	1.9%	35.2%	35.7%	(0.5	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Comparable Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatan Peninsula (1)	2,708	86.2%	88.7%	(2.5	)pts	$263.11	$272.45	(3.4)%	$226.91	$241.66	(6.1)%	$63,667	$68,927	(7.6)%	$25,726	$29,176	(11.8)%	40.4%	42.3%	(1.9	)pts
Pacific Coast (2)	926	76.6%	73.4%	3.2	pts	$258.38	$301.17	(14.2)%	$197.98	$221.15	(10.5)%	19,815	23,073	(14.1)%	6,550	9,212	(28.9)%	33.1%	39.9%	(6.8	)pts
Dominican Republic	1,876	85.4%	82.2%	3.2	pts	$175.98	$180.64	(2.6)%	$150.31	$148.46	1.2%	31,496	30,938	1.8%	9,586	8,364	14.6%	30.4%	27.0%	3.4	pts
Jamaica	620	74.6%	64.4%	10.2	pts	$367.11	$329.47	11.4%	$274.02	$212.05	29.2%	18,793	14,475	29.8%	5,304	2,268	133.9%	28.2%	15.7%	12.5	pts
Total Comparable Portfolio	6,130	83.4%	81.9%	1.5	pts	$244.55	$252.68	(3.2)%	$203.86	$207.04	(1.5)%	$133,771	$137,413	(2.7)%	$47,166	$49,020	(3.8)%	35.3%	35.7%	(0.4	)pts
Highlights

Yucatán Peninsula

▪
Net Package RevPAR decreased 6.1% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 3.4%, and a decrease in occupancy of 250 basis points. Results were impacted by the Easter holiday falling on April 16th in 2017 as compared to April 1st in 2018. During these additional two weeks of 2017, we were able to maintain increased rates across the market for high season.

▪	Owned Resort EBITDA decreased $3.5 million or 11.8% over the prior year.

▪
This decrease was primarily the result of all properties in this segment (except Hyatt Ziva Cancun and Hyatt Zilara Cancun), which accounted for a decrease of $3.7 million in Adjusted EBITDA compared to the three months ended June 30, 2017. This was offset by strong performance of Hyatt Ziva Cancun and Hyatt Zilara Cancun, which accounted for a $0.2 million increase. All properties within this segment have been affected by increased insurance premiums year over year which have contributed to the decrease in Adjusted EBITDA compared to the three months ended June 30, 2017.

Pacific Coast

▪
Net Package RevPAR decreased 10.5% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 14.2%, which was partially offset by an increase in occupancy of 320 basis points. Results were impacted by the Easter holiday falling on April 16th in 2017 as compared to April 1st in 2018. During these additional two weeks of 2017, we were able to maintain increased rates across the market for high season. Additionally, Hyatt Ziva Los Cabos has had less group business due to cancellations versus the prior year, whereas results from Hyatt Ziva Puerto Vallarta have remained strong. As groups generally pay increased rates, a decrease in group business contributed to the decrease in Net Revenue compared to the three months ended June 30, 2017.

▪	Owned Resort EBITDA decreased $2.7 million or 28.9% over the prior year.

▪
This decrease was due to decreased Adjusted EBITDA by both hotels in this region. All properties within this segment have been affected by increased insurance premiums year over year which have contributed to the decrease in Adjusted EBITDA compared to the three months ended June 30, 2017.

Dominican Republic

▪	Net Package RevPAR increased 1.2% over the prior year, driven by an increase in occupancy of 320 basis points , which was partially offset by a decrease in Net Package ADR of 2.6%.

▪	Owned Resort EBITDA increased $1.2 million, or 14.6%, over the prior year.

▪
The increase was primarily due to the performance of Dreams La Romana and Dreams Palm Beach, which accounted for $1.4 million increase in Adjusted EBITDA compared to the three months ended June 30, 2017. This was offset by Dreams Palm Beach which accounted for a $0.2 million decrease in Adjusted EBITDA compared to the three months ended June 30, 2017. All properties within this segment have been affected by increased insurance premiums year over year which were an offset to the increase in Adjusted EBITDA compared to the three months ended June 30, 2017.

Jamaica

▪	Net Package RevPAR increased 14.4% over the prior year, driven by an increase in occupancy of 1,670 basis points, which was partially offset by a decrease in Net Package ADR of 9.1%

▪	Owned Resort EBITDA increased $5.8 million, or 256.7%, over the prior year.

▪
This increase was due to the performance of Hyatt Ziva and Zilara Jamaica which accounted for a $3.0 million increase. The Hyatt Ziva and Zilara Jamaica continues to show positive results after completion of renovations in 2017. Furthermore, this increase is also attributable to the addition of Sagicor properties, which accounted for the remaining $2.8 million increase compared to the three months ended June 30, 2017. All properties within this segment have been affected by increased insurance premiums year over year which were an offset to the increase in Adjusted EBITDA compared to the three months ended June 30, 2017.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Six Months Ended June 30, 2018 and 2017

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Total Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatàn Peninsula	2,708	88.3%	89.7%	(1.4	)pts	$293.70	$299.26	(1.9)%	$259.25	$268.34	(3.4)%	$142,938	$149,675	(4.5)%	$65,330	$72,246	(9.6)%	45.7%	48.3%	(2.6	)pts
Pacific Coast	926	78.9%	75.5%	3.4	pts	$308.32	$335.97	(8.2)%	$243.16	$253.71	(4.2)%	48,870	51,505	(5.1)%	20,458	23,484	(12.9)%	41.9%	45.6%	(3.7	)pts
Dominican Republic	1,876	87.4%	86.0%	1.4	pts	$205.72	$206.74	(0.5)%	$179.79	$177.72	1.2%	71,913	70,796	1.6%	28,013	25,803	8.6%	39.0%	36.4%	2.6	pts
Jamaica	1,946	80.5%	72.5%	8.0	pts	$357.92	$373.88	(4.3)%	$288.14	$271.23	6.2%	50,490	35,947	40.5%	18,733	9,769	91.8%	37.1%	27.2%	9.9	pts
Total Portfolio	7,456	85.6%	84.7%	0.9	pts	$276.86	$281.94	(1.8)%	$237.08	$238.71	(0.7)%	$314,211	$307,923	2.0%	$132,534	$131,302	0.9%	42.2%	42.6%	(0.4	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned EBITDA Margin
Comparable Portfolio	Rooms	2018	2017	Pts Change		2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change	2018	2017	Pts Change
Yucatan Peninsula (1)	2,708	88.3%	89.7%	(1.4	)pts	$293.70	$299.26	(1.9)%	$259.25	$268.34	(3.4)%	$142,938	$149,675	(4.5)%	$65,330	$72,246	(9.6)%	45.7%	48.3%	(2.6	)pts
Pacific Coast (2)	926	78.9%	75.5%	3.4	pts	$308.32	$335.97	(8.2)%	$243.16	$253.71	(4.2)%	48,870	51,505	(5.1)%	20,458	23,484	(12.9)%	41.9%	45.6%	(3.7	)pts
Dominican Republic	1,876	87.4%	86.0%	1.4	pts	$205.72	$206.74	(0.5)%	$179.79	$177.72	1.2%	71,913	70,796	1.6%	28,013	25,803	8.6%	39.0%	36.4%	2.6	pts
Jamaica	620	77.1%	72.5%	4.6	pts	$413.02	$373.88	10.5%	$318.44	$271.23	17.4%	42,554	35,947	18.4%	15,947	9,769	63.2%	37.5%	27.2%	10.3	pts
Total Comparable Portfolio	6,130	85.5%	84.7%	0.8	pts	$279.09	$281.94	(1.0)%	$238.49	$238.71	(0.1)%	$306,275	$307,923	(0.5)%	$129,748	$131,302	(1.2)%	42.4%	42.6%	(0.2	)pts
Highlights

Yucatán Peninsula

▪
Net Package RevPAR decreased 3.4% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 1.9% and a decrease in occupancy of 140 basis points. Results were impacted by the Easter holiday falling on April 16th in 2017 as compared to April 1st in 2018. During these additional two weeks of 2017, we were able to maintain increased rates across the market for high season.

▪	Owned Resort EBITDA decreased $6.9 million or 9.6% over the prior year.

▪
This decrease was primarily the result of all properties in this segment except Hyatt Ziva Cancun and Hyatt Zilara Cancun, which accounted for a decrease of $8.1 million in Resort EBITDA compared to the six months ended June 30, 2017, offset by the performance of Hyatt Ziva Cancun and Hyatt Zilara Cancun, which accounted for a $1.2 million increase in Adjusted EBITDA compared to the six months ended June 30, 2017. All properties within this segment have been affected by increased insurance premiums year over year which have contributed to the decrease in Adjusted EBITDA compared to the six months ended June 30, 2017.

Pacific Coast

▪
Net Package RevPAR decreased 4.2% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 8.2% and partially offset by an increase in occupancy of 340 basis points. Results were impacted by the Easter holiday falling on April 16th in 2017 as compared to April 1st in 2018. During these additional two weeks of 2017, we were able to maintain increased rates across the market for high season. Additionally, Hyatt Ziva Los Cabos has had less group business due to cancellations versus the prior year, whereas results from Hyatt Ziva Puerto Vallarta have remained strong. As groups generally pay increased rates, a decrease in group business contributed to the decrease in Net Revenue compared to the six months ended June 30, 2017.

▪	Owned Resort EBITDA decreased $3.0 million or 12.9% over the prior year.

▪
This decrease was due to decreased Adjusted EBITDA by both hotels in this region compared to the six months ended June 30, 2017. All properties within this segment have been affected by increased insurance premiums year over year which have contributed to the decrease in Adjusted EBITDA compared to the six months ended June 30, 2017.

Dominican Republic

▪	Net Package RevPAR increased 1.2% over the prior year, driven by an increase in Occupancy of 140 basis points, which was partially offset by a decrease in Net Package ADR of 0.5%.

▪	Owned Resort EBITDA increased $2.2 million, or 8.6%, over the prior year.

▪
This increase was due to increased Adjusted EBITDA by all properties in this region. All properties within this segment have been affected by increased insurance premiums year over year which were an offset to the increase in Adjusted EBITDA compared to the six months ended June 30, 2017.

Jamaica

▪	Net Package RevPAR increased 6.2% over the prior year, driven by an increase in Occupancy of 800 basis points, which was offset by a decrease in Net Package ADR of 4.3%.

▪	Owned Resort EBITDA increased $9.0 million, or 91.8%, over the prior year.

▪
This increase was due to the strong performance by Hyatt Ziva and Zilara Rose Hall, which accounted for an increase in Adjusted EBITDA of $6.2 million compared to the six months ended June 30, 2017. The Hyatt Ziva and Zilara Jamaica continues to show positive results after completion of renovations in 2017. Furthermore, this increase is also attributable to the addition of Sagicor properties, which accounted for the remaining $2.8 million increase compared to the six months ended June 30, 2017. All properties within this segment have been affected by increased insurance premiums year over year which were an offset to the increase in Adjusted EBITDA compared to the six months ended June 30, 2017.

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